Company Contact:
Iron Eagle Group, Inc.
Mr. Jason M. Shapiro, CFA, CPA, J.D.
Chief Financial Officer
Phone : +1 (917) 969-4845
Email: jasons@ironeaglegroup.com
Website: www.ironeaglegroup.com

FOR IMMEDIATE RELEASE

Iron Eagle Group (IEAG) Completes Acquisition of Delta Mechanical
Contractors LLC

New York, NY - January [25], 2011 - Iron Eagle Group, Inc. (OTC: IEAG) ("Iron Eagle"), a construction and contracting services provider in both the commercial and government markets, today announced that it has completed the acquisition of the membership interests of Delta Mechanical Contractors LLC ("Delta").

Averaging in excess of $50,000,000 in annual revenues over the past five years, Delta is the leading regional subcontractor providing commercial and industrial installation of plumbing, heating, ventilation and air conditioning and fire protection services in the regions of Rhode Island, Southeastern Massachusetts and Eastern Connecticut.

Bruce A. Bookbinder, Chief Executive Officer, President, and Founder of Delta, has executed a long term contract with Iron Eagle and has become Chief Executive Officer and President of Delta Mechanical Group, LLC, a 100% owned division of Iron Eagle.

"Delta is the number one subcontractor in their region, with a long history of profitability, quality work, and a tremendous reputation among its peers," commented Joseph LoCurto, Chairman of Iron Eagle. "I was impressed by Delta's workforce with over 100 highly qualified field employees and led by a seasoned management staff of 25 employees."

 "I was extremely impressed by Iron Eagle's management team, industry expertise, and growth strategy," stated Bruce A. Bookbinder, Chief Executive Officer, President, and Founder of Delta. He continued, "Delta is looking forward to working with Iron Eagle and their extensive industry relationships. They will add to Delta's high level of customer service, increase operational efficiencies, and further joint venture and organic growth opportunities."

"Delta represents the ideal acquisition for Iron Eagle," commented Gary Giulietti, a member of the Board of Directors of Iron Eagle. "This furthers Iron Eagle's mission of acquiring leading high quality construction companies and capitalizing on the $100+ billion market opportunity created by the federal government's stimulus package as well as funds that are flowing down to the state and municipal levels for projects throughout the US. I congratulate our management team, led by Joseph LoCurto, Jed Sabio, and Jason Shapiro, on executing another milestone for Iron Eagle."


About Iron Eagle Group, Inc.
Iron Eagle provides construction and contracting services in both the commercial and government markets. Iron Eagle's management consists of experts in construction, government contracting, defense, finance, operations, and business development. Management has created a compelling strategic plan to capitalize on the large market opportunity created by the federal government's stimulus package as well as funds that are flowing down to the state level for projects throughout the United States. Through the public capital markets, Iron Eagle believes it will have the access to capital to support increased needs for construction surety bonds. By executing on its growth strategy, Iron Eagle can achieve significant growth through highly focused targeting of federal, state, and municipal construction projects.

For more information, please visit Iron Eagle's website at www.ironeaglegroup.com.

Safe Harbor Statement
The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this press release contains statements that are forward-looking, such as statements related to the future anticipated direction of the industry, plans for future expansion, various business development activities, planned or required capital expenditures, future funding sources, anticipated sales growth, and potential contracts. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by, or on behalf of, the company. These risks and uncertainties include, but are not limited to, those relating to development and expansion activities, dependence on existing management, financing activities, and domestic and global economic conditions.
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